Exhibit 99.1

Contact:
Tegal Corporation                         Nagle & Ferri Investor Relations
Thomas Mika (EVP and CFO)                 Frank Nagle or Bob Ferri, 415/575-1999
707/763-5600

                            TEGAL CORPORATION REPORTS
                   THIRD QUARTER FISCAL 2004 FINANCIAL RESULTS

             New $25 million structured secondary offering facility
            to fund expansion in semicap equipment and nanotechnology


Petaluma, Calif., February 12, 2004 -- Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the third quarter of its fiscal year 2004, which ended December 31, 2003.

Tegal today also announced the signing of a new $25 million structured secondary offering facility with Kingsbridge Capital. The facility is designed to provide cost-effective growth capital for expansion in semiconductor capital equipment, nanotechnology and related markets.

Tegal's revenues for the third quarter of fiscal 2004 were $3.3 million, a decrease of 11% from $3.7 million for the same quarter last year. The Company reported a net loss of $6.7 million, or ($0.29) per share, for the quarter, compared to a net loss of $3.3 million, or ($0.20) per share in the comparable quarter one year ago. For the nine-month period ending December 31, 2003, the Company's revenues were $10.4 million, compared to $10.1 million in the same period one year ago. Tegal's net loss in the nine-month period decreased to $9.6 million or ($0.52) per share, compared to a $10.9 million or ($0.73) per share loss in the nine months ending December 31, 2002.

Tegal's loss this quarter included non-cash charges for: (i) accelerated interest expense of $2.0 million related to the convertible debt financing; (ii) a $2.2 million one-time expensing of in-process research and development (IPR&D) related to its recent acquisition of the assets of Simplus Systems; and (iii) a $1.0 million increase of excess inventory reserves. Excluding these non-cash charges, Tegal's pro-forma non-GAAP loss was $1.4 million, which was about the same as its pro-forma earnings for the first two quarters of this fiscal year.

Gross profits for the third fiscal quarter were a negative $0.1 million compared to a positive $0.1 million in the comparable quarter last year. Excluding the non-cash charge for additional inventory reserves, the Company's gross profit was $0.9 million, or 27% of sales. For the nine-month period, the Company's gross profits were $2.0 million, versus a negative $1.3 million for the same period a year ago. Operating expenses for the third fiscal quarter increased to $4.6 million compared to $3.4 million in the comparable quarter one year ago, including the one-time non-cash IPR&D expense of $2.2 million. Without this expense, operating expenses were $2.4 million, compared to $3.4 million in the same quarter one year ago. Operating expenses for the nine-month period were $9.2 million compared to $9.4 million in the same period one year ago.

Cash at the end of the third fiscal quarter stood at $5.1 million, a substantial improvement from $0.9 million at the end of March, 2003, owing to the convertible debt financings completed in June and September of 2003.

"Except for an unexpected delay in revenue recognition for systems shipped to one of our key European accounts, our quarter went exactly as planned," said Michael Parodi, Chairman, President and CEO of Tegal. "The signing of our $25 million secondary facility and our recent acquisition of Simplus Systems Corporation's nanotechnology-related assets, provide important building blocks for future growth."

The new $25 million structured secondary offering facility with Kingsbridge Capital will provide the Company with additional capital to support future growth, primarily through acquisitions. The arrangement will allow Tegal to sell equity at its sole discretion over a 24-month period on a "when and if needed" basis, and Kingsbridge is required under the terms of the arrangement to purchase Tegal's stock, subject to certain conditions contained in the agreement.

"The financing agreement with Kingsbridge represents an important source of financial strength for Tegal as we execute our business plan over the next 12 to 24 months," said Thomas Mika, Executive Vice President and Chief Financial Officer of Tegal. "The facility is a cost-effective way to access additional capital while retaining control over the timing and price of the common stock issued. We will now be able to consider seriously expansion opportunities that were not previously available to us."

The 24-month agreement enables Tegal to obtain up to $25 million by issuing shares of its common stock to Kingsbridge via a series of periodic drawdowns of funds following the effectiveness of the registration statement. The price of the common shares issued under the agreement will be based on a discount to the volume-weighted average market price during a specified drawdown period. Kingsbridge is prohibited under the agreement from holding a short position in Tegal's common stock. The Company has no obligation to draw down all or any portion of the commitment. In connection with the agreement, Tegal issued warrants to Kingsbridge to purchase 300,000 shares of the Company's common stock at an exercise price of $4.11 per share.

Kingsbridge Capital specializes in the financing of small to medium sized technology-based companies. Adam Gurney, Managing Director of Kingsbridge, stated, "We are excited by Tegal's position in the emerging new markets for semiconductor and nanotechnology applications. Kingsbridge is very pleased to be helping the Company at a turning point for its future expansion plans."

"During the past 18 months, we have put into place the cornerstones of an aggressive plan to move Tegal to a new level of capability, size and reach, even while the semiconductor capital equipment industry was in stubborn decline," Mr. Parodi said. "As a result, we have three major advanced product lines serving customers in new, emerging markets, such as nanotechnology, radio frequency identification devices (RFID's), non-volatile magnetic memories, thinned wafers, photomasks and other devices based on new materials."

              Highlights of Tegal's third fiscal quarter included:

|_| Closing of the purchase of substantially all of the assets and certain liabilities of Simplus Systems Corporation, developer of a unique Nano Layer Deposition cluster tool and processes for barrier, copper seed and high-K dielectric applications;

|_| A multiple 980 series etch systems order from a leading European semiconductor manufacturer to equip its new nanotechnology laboratory;

|_| A repeat 980 series order from the world's leading microfluidic MEMS device manufacturer;

|_| An order for a 900 series etch system from an Australian-based MEMS manufacturer.

In January, Tegal also announced an order for a 6510 series critical silicon etch system from a leading Japanese opto device maker. In addition, Tegal shipped, as planned, its newly developed system for extreme ultra violet (EUV) photomask production to a leading IC manufacturer in the United States. The EndeavorEUV(TM) is uniquely suited for the virtually defect-free and severe stress-control requirements of EUV photomasks and will play an integral role in helping this customer achieve its stated goal of full production EUV lithography for sub-70 nanometer design rules.

Tegal also recently entered into a new line of credit facility with Silicon Valley Bank that will be available until January 19, 2005. The new line of credit has a maximum borrowing capacity of $3.5 million.

Investor  Conference  Call

Tegal will host an  investor  conference  call  today,  February 12 at 5:00 p.m.
(EST), which is open to all interested investors. The call-in numbers are (800) 901-5217 or (617) 786-2964. For either dial-in number, investors should reference Tegal or reservation number: 68051908. A digital recording will be made available one hour after the completion of the conference call, and it will be accessible through midnight on Thursday, February 19, 2004. To access, investors should dial (888) 286-8010 or (617) 801-6888 and enter passcode:
67368442. The conference call also will be available online via the Investor Section of the Company's website at: www.tegal.com. An online replay of the teleconference, along with a copy of the Company's earnings release, will be available on the Company's website, as well.

Safe Harbor Statement

Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices. Incorporating unique, patented etch and deposition technologies, Tegal's system solutions are backed by over 35 years of advanced development and over 100 patents. Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits. More information is available on the Internet at: www.tegal.com.



                           (Financial Exhibits Follow)

                       TEGAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)


                                     ASSETS

                                                                     December 31,   March 31,
                                                                         2003         2003
                                                                     -------------  ---------
Current assets:
  Cash and cash equivalents.......................................   $    5,089     $      912
  Trade receivables, net..........................................        2,985          2,681
  Inventories.....................................................        4,914          7,032
  Prepaid expenses and other current assets.......................        2,983            465
                                                                     ----------     ----------
      Total current assets........................................       15,971         11,090
Property and equipment, net.......................................        4,093          4,916
Intangible assets, net............................................        1,251            959
Other assets......................................................          267            244
                                                                     ----------     ----------
      Total assets................................................   $   21,582     $   17,209
                                                                     ==========     ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable...................................................   $      166     $      389
  2% convertible debentures, net .................................           72             --
  Accounts payable................................................        1,494          1,923
  Product warranty................................................          286            734
  Customer deposits...............................................        1,142             --
  Accrued expenses and other current liabilities..................        2,997          2,679
   Deferred revenue...............................................          331            324
                                                                     ----------     ----------
      Total current liabilities...................................        6,488          6,049
Other long-term obligations.......................................          111              -
Long-term portion of capital lease obligation.....................           54             37
                                                                     ----------     ----------
      Total liabilities...........................................        6,653          6,086
                                                                     ----------     ----------
Stockholders' equity:
  Common stock....................................................          300            161
  Additional paid-in capital......................................       82,268         68,806
  Accumulated other comprehensive income..........................          254            465
  Accumulated deficit.............................................      (67,893)       (58,309)
                                                                     -----------    ----------
      Total stockholders' equity..................................       14,929         11,123
                                                                     ----------     ----------
                                                                     $   21,582     $   17,209
                                                                     ==========     ==========

                       TEGAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)


                                                                Three Months Ended         Nine Months Ended
                                                                    December 31,              December 31,
                                                                2003          2002         2003         2002
                                                             -----------     ---------    ---------    ---------
 Revenue..................................................   $     3,276     $   3,701    $  10,371    $  10,098
 Cost of revenue..........................................         3,331         3,613        8,397       11,439
                                                             -----------     ---------    ---------    ---------
    Gross profit (loss) ..................................           (55)           88        1,974       (1,341)
                                                             ------------    ---------  -----------    ----------
 Operating expenses:
    Research and development..............................           951         1,102        2,490        3,397
    Sales and marketing...................................           592           855        1,760        2,260
    General and administrative............................           812         1,452        2,764        3,776
     In-process research and development..................         2,202             -        2,202            -
                                                             -----------   -----------  -----------  -----------
       Total operating expenses...........................         4,557         3,409        9,216        9,433
                                                             -----------     ---------  -----------    ---------
       Operating loss.....................................        (4,612)       (3,321)      (7,242)     (10,774)
 Other income (expense), net
   Interest expense, net..................................        (2,055)          (54)      (2,408)        (360)
   Other income (expense) ................................             6           113           66          204
                                                             -----------   -----------  -----------  -----------
      Total other income (expense), net...................        (2,049)           59       (2,342)        (156)
                                                             ------------    ---------  ------------   ----------
          Net loss .......................................   $    (6,661)    $  (3,262)   $  (9,584)   $ (10,930)
                                                             ============    ========== ============   ==========
 Net  loss per share, basic and diluted...................   $     (0.29)    $   (0.20)   $   (0.52)   $   (0.73)
                                                             ============    ========== ============   ==========
 Shares used in per share computation:
    Basic.................................................        23,234        16,002       18,588       15,048
    Diluted...............................................        23,234        16,002       18,588       15,048

          Reconciliation from GAAP to non-GAAP Measures of Performance


                                                                Three Months Ended         Nine Months Ended
                                                                    December 31,              December 31,
                                                             -------------------------  -------------------------
                                                                 2003          2002         2003         2002
                                                             ------------  -----------  ------------ ------------
 Revenue..................................................   $     3,276     $   3,701    $  10,371    $  10,098
 GAAP Cost of revenue.....................................         3,331         3,613        8,397       11,439
 Non-cash increase in inventory reserve...................          (967)            -         (967)      (1,922)
                                                             ------------  -----------  ------------ ------------
 Non GAAP Cost of revenue.................................         2,364            88        7,430        9,517
                                                             -----------   -----------  -----------  -----------
    Non GAAP Gross profit (loss) .........................           912            88        2,941          581
                                                             -----------     ---------  -----------    ---------
 GAAP Total operating expenses............................         4,557         3,409        9,216        9,433
  Non-cash IPR&D expense..................................        (2,202)            -       (2,202)           -
                                                             ------------  -----------  ------------ -----------
       Non GAAP total operating expenses..................         2,355         3,409        7,014        9,433
                                                             -----------     ---------  -----------    ---------
       Non GAAP Operating loss............................        (1,443)       (3,321)      (4,073)      (8,852)

 GAAP Total other income (expense), net...................        (2,049)           59       (2,342)        (156)
   Non-cash interest expense associated with Debentures...         2,044             -        2,347            -
                                                             -----------   -----------  -----------  -----------
   Non GAAP total other income (expense), net.............            (5)           59            5         (156)
                                                             ------------  -----------  -----------  ------------
          Non GAAP Net loss ..............................   $    (1,448)    $  (3,262)   $  (4,068)   $  (9,008)
                                                             ============    ========== ============   ==========
 Non GAAP Net  loss per share, basic and diluted..........   $     (0.06)    $   (0.20)   $   (0.22)   $   (0.60)
                                                             ============    ========== ============   ==========
 Shares used in per share computation:
    Basic.................................................        23,234        16,002       18,588       15,048
    Diluted...............................................        23,234        16,002       18,588       15,048

The above pro-forma financial information is presented for informational purposes only. Our presentation excludes a non-cash increase in inventory reserves, a non-cash, non-recurring IPR&D charge, and non-cash interest expenses resulting from our debentures financing. Because of these exclusions, our presentation is not in accordance with Generally Accepted Accounting Principles
(GAAP). Additionally, our presentation of pro-forma financial information may not be consistent with that of other companies.

We believe that the exclusion of these non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance. Pro-forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.